As filed with the Securities and Exchange Commission on December 20, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Oportun Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	45-3361983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2 Circle Star Way
San Carlos, California 94070
(650) 810-8823
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Raul Vazquez
Chief Executive Officer
2 Circle Star Way
San Carlos, California 94070
(650) 810-8823
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Robert G. Day Amanda N. Urquiza Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Kathleen I. Layton Oportun Financial Corporation 2 Circle Star Way San Carlos, California 94070 (650) 810-8823

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated December 20, 2024
PROSPECTUS

Oportun Financial Corporation
Up to 4,853,006 Shares of Common Stock
Offered by the Selling Securityholders
This prospectus relates solely to the offer and sale from time to time of up to an aggregate of 4,853,006 shares of our common stock, par value $0.0001 per share, issuable upon the exercise of warrants to purchase shares of our common stock, by the selling securityholders identified in this prospectus or their permitted transferees (the “Selling Securityholders”). We will not receive any proceeds from the sale of our common stock by the Selling Securityholders.
The common stock to be offered by this prospectus are issuable upon the exercise of warrants issued or to be issued to the Selling Securityholders pursuant to our credit agreement dated October 23, 2024 (the “Credit Agreement”). We also entered into a registration rights agreement with the Selling Securityholders dated November 14, 2024 (the “Registration Rights Agreement”), pursuant to which we are registering the common stock underlying the warrants for resale by the Selling Securityholders on this prospectus.
You should read this prospectus and any applicable prospectus supplement before you invest. To the extent that any Selling Securityholders resell any securities registered hereby, the Selling Securityholders may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the Selling Securityholders and the amount and terms of the securities being offered. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of the securities will also be set forth in a prospectus supplement.
The Selling Securityholders may sell any, all or none of the shares of common stock and we do not know when or if the Selling Securityholders will exercise the warrants, or when and in what amount the Selling Securityholders may sell the shares of common stock received upon exercise of the warrants following the date of this prospectus. The Selling Securityholders may sell the shares of common stock in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell such shares in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “OPRT.” On December 19, 2024, the last reported sale price of our common stock on The Nasdaq Global Select Market was $3.86 per share.
Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 3 of this prospectus and “Item 1A - Risk Factors” of our most recent report on Form 10-K, as amended, and “Item 1A - Risk Factors” of our most recent report on Form 10-Q, which are incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may from time to time sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered. Each time the Selling Securityholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
ii

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K, as amended, for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, June 30, 2024, and September 30, 2024. Unless the context indicates otherwise, references in this prospectus to “Oportun Financial Corporation,” “we,” “our” and “us” refer, collectively, to Oportun Financial Corporation, a Delaware corporation, and its subsidiaries taken as a whole.
Company Overview
We are a mission-driven financial services company that puts our members’ financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, we empower members with the confidence to build a better financial future. By intentionally designing our products to help solve the financial health challenges facing a majority of people in the U.S., we believe our business is well positioned for significant growth in the future. We take a holistic approach to serving our members and view it as our purpose to responsibly meet their current capital needs, help grow our members’ financial profiles, increase their financial awareness and put them on a path to a financially healthy life. In our 18-year lending history, we have extended more than $19.2 billion in responsible credit through more than 7.3 million loans and credit cards. We have been certified as a Community Development Financial Institution by the U.S. Department of the Treasury since 2009.
We offer access to a comprehensive suite of financial products, offered either directly or through partners, including lending and savings powered by artificial intelligence. Our financial products allow us to meet our members where they are and assist them with their overall financial health, resulting in opportunities to present multiple relevant products to our members. Our credit products include unsecured and secured personal loans. We also offer automated savings, through our Set & Save platform. Consumers are able to become members and access our products through the Oportun Mobile App and the Oportun.com website, which are our primary channels for onboarding and serving members.
Corporate Information
Our principal executive offices are located at 2 Circle Star Way, San Carlos, California 94070. Our telephone number is (650) 810-8823. The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 55 Challenger Road, 2nd floor, Ridgefield Park, New Jersey 07660.
Our corporate website is www.oportun.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase our common stock.
Additional Information
Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are filed with the SEC. The SEC maintains a website that contains our filings at www.sec.gov.
These reports are also available free of charge through our website, www.investor.oportun.com, as soon as reasonably practicable after we file them with, or furnish them to, the SEC.
We announce material information to the public through a variety of means, including filings with the SEC, press releases, public conference calls, our websites (www.oportun.com), the investor relations section of our website (www.investor.oportun.com), as well as social media, including our LinkedIn pages (https://www.linkedin.com/company/oportun/), Twitter accounts (@Oportun) and Instagram accounts (@oportuninc). The information on our websites and social media is not incorporated by reference into this prospectus. The website addresses listed above are provided for the information of the reader and are not intended to be active links.

THE OFFERING
This prospectus relates to the resale from time to time by the Selling Securityholders of up to 4,853,006 shares of our common stock. Oportun is not offering any shares for sale under the registration statement of which this prospectus is a part.
Issuer
Oportun Financial Corporation
Shares of common stock offered by the Selling Securityholders (issuable upon the exercise of warrants held by the Selling Securityholders)
Up to 4,853,006
Shares of common stock outstanding (as of December 2, 2024)
35,976,225
Use of Proceeds
We will not receive any proceeds from the sale of our common stock by the Selling Securityholders. We will receive up to an aggregate of approximately $0.05 million from the exercise of the warrants, assuming the exercise in full of all of the warrants issued or to be issued for cash. See “Use of Proceeds.”
Nasdaq Global Select Market symbol
OPRT
Risk Factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3.

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider the risks, uncertainties and assumptions discussed under “Part I - Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K, as amended, and under “Part II - Item 1A - Risk Factors” of our most recent Quarterly Report on Form 10-Q, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The risks and uncertainties described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.
If any of these risks actually occur, our business, financial condition, operating results, cash flows and prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
These forward-looking statements include, but are not limited to, statements about:
•	our future financial performance, including our expectations regarding our revenue, our operating expenses and our ability to achieve and maintain profitability;
•	our ability to increase the volume of loans we make;
•	our ability to manage loan non-performance, delinquencies and charge-off rates;
•	our ability to obtain any additional financing or any refinancing of our debt;
•	our ability to effectively estimate the fair value of our loans receivable held for investment and our asset-backed notes;
•	our expectations regarding the effect of and trends in fair value mark-to-market adjustments on our loan portfolio and asset-backed notes;
•	our expectations and management of future growth, including expanding our markets served, member base and product and service offerings, and realizing the benefits and synergies from acquisitions;
•	our ability to successfully adjust our proprietary credit risk models and products in response to changing macroeconomic conditions and fluctuations in the credit market;
•	our ability to successfully manage our interest rate spread against our cost of capital;
•	our expectations regarding the sufficiency of our cash to meet our operating and cash expenditures;
•	our plans for and our ability to successfully maintain our diversified funding strategy, including warehouse facilities, loan sales and securitization transactions;
•	our expectation regarding the transfer of certain loans receivable;
•	our ability to realize the expected benefits from reductions in workforce and other streamlining measures, including our estimate of the changes and expenditures, and the timing thereof;
•	our expectations regarding our costs and seasonality;
•	our ability to successfully build our brand and protect our reputation from negative publicity;
•	our ability to increase the effectiveness of our marketing efforts;
•	our ability to grow market share in existing markets or any new markets we may enter;
•	our ability to continue to expand our demographic focus;
•	our ability to maintain or expand our relationships with our current partners, including bank partners, and our plans to acquire additional partners using our Lending as a Service model;
•	our ability to provide an attractive and comprehensive user experience through our Oportun Mobile App, and further our position as a leading financial services company;
•	our ability to maintain the terms on which we lend to our borrowers;
•	our ability to manage fraud risk, including regulatory intervention and impacts on our brand reputation;

•	our ability to develop our technology, including our artificial intelligence enabled digital platform;
•	our ability to effectively secure and maintain the confidentiality of the information provided and utilized across our systems;
•	our ability to successfully compete with companies that are currently in, or may in the future enter, the markets in which we operate;
•	our ability to attract, integrate and retain qualified employees;
•	the effect of macroeconomic conditions on our business, including the impact of elevated interest rates and inflation;
•	our ability to effectively manage and expand the capabilities of our contact centers, outsourcing relationships and other business operations abroad; and
•
our ability to successfully adapt to complex and evolving regulatory environments, including managing potential exposure in connection with new and pending investigations, proceedings and other contingencies.

Forward-looking statements are based on our management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and on our management’s beliefs and assumptions. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” in the documents incorporated by reference into this prospectus. We operate in a rapidly changing environment and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. As a result, any or all of our forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus may turn out to be inaccurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material.
These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
All of the common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their own accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $0.05 million from the exercise of the warrants, assuming the exercise in full of all of the warrants issued or to be issued for cash.
The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the common stock covered by this prospectus, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our independent registered public accountant.

SELLING SECURITYHOLDERS
This prospectus relates to the possible resale by certain of the Selling Securityholders from time to time of up to 4,853,006 shares of our common stock that the Selling Securityholders may acquire upon the exercise of warrants. We have issued, or will issue upon certain funding events, such warrants to the Selling Securityholders pursuant to the Credit Agreement.
The following table provides the names of the Selling Securityholders and the number of shares of our common stock offered by such Selling Securityholders under this prospectus. The Selling Securityholders listed below have previously been granted registration rights with respect to the shares issuable upon exercise of the warrants and offered hereby pursuant to the Registration Rights Agreement dated as of November 14, 2024, by and between us and the Selling Securityholders (which include the lenders or their affiliates that are signatories to the Credit Agreement). The shares offered by this prospectus may be offered from time to time by the Selling Securityholders listed below. The Selling Securityholders are not obligated to exercise any of the warrants nor sell any of their shares received upon exercise of their warrants and offered by this prospectus, and reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The Selling Securityholders listed below may also offer and sell less than the number of shares indicated. The Selling Securityholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale.
The number of shares and percentages of beneficial ownership set forth below are based on 35,976,225 shares of our common stock outstanding as of December 2, 2024, and, in each case, assumes the full exercise of warrants issued to such Selling Securityholder in connection with the Credit Agreement. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. We have prepared the table based on information given to us by, or on behalf of, the Selling Securityholders.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Securityholder	Shares	%		Shares	%
NB Specialty Finance Fund II LP(2)	763,863	2.1%	763,863	0	0%
NBSF Canada 2021 Trust(3)	235,371	*	235,371	0	0%
NB Direct Access Fund II LP(4)	133,458	*	133,458	0	0%
NBSF Redwood Holdings D LP(5)	235,371	*	235,371	0	0%
NBSF III Holdings D LP(6)	1,058,440	2.9%	1,058,440	0	0%
McLaren Harbor LLC(7)	2,426,503	6.3%	2,426,503	0	0%
Total Shares	4,853,006	12.9%	4,853,006	0	0%

*	Represents beneficial ownership or voting power of less than one percent (1%).
(1)
Each Selling Securityholder's percentage ownership assumes full exercise of the warrants held by such Selling Securityholder and is based on 35,976,225 shares of common stock outstanding as of December 2, 2024.

(2)
Consists of 763,863 shares of common stock issuable upon exercise of warrants issued or issuable pursuant to the Credit Agreement. Ultimate voting and dispositive power with respect to the shares of common stock issuable is exercised by NB Alternatives Advisers LLC. The address for NB Alternatives Advisers LLC is 325 N. Saint Paul Street, Suite 4900, Dallas, TX 75201.

(3)
Consists of 235,371 shares of common stock issuable upon exercise of warrants issued or issuable pursuant to the Credit Agreement. Ultimate voting and dispositive power with respect to the shares of common stock issuable is exercised by NB Alternatives Advisers LLC. The address for NB Alternatives Advisers LLC is 325 N. Saint Paul Street, Suite 4900, Dallas, TX 75201.

(4)
Consists of 133,458 shares of common stock issuable upon exercise of warrants issued or issuable pursuant to the Credit Agreement. Ultimate voting and dispositive power with respect to the shares of common stock issuable is exercised by NB Alternatives Advisers LLC. The address for NB Alternatives Advisers LLC is 325 N. Saint Paul Street, Suite 4900, Dallas, TX 75201.

(5)
Consists of 235,371 shares of common stock issuable upon exercise of warrants issued or issuable pursuant to the Credit Agreement. Ultimate voting and dispositive power with respect to the shares of common stock issuable is exercised by NB Alternatives Advisers LLC. The address for NB Alternatives Advisers LLC is 325 N. Saint Paul Street, Suite 4900, Dallas, TX 75201.

(6)
Consists of 1,058,440 shares of common stock issuable upon exercise of warrants issued or issuable pursuant to the Credit Agreement. Ultimate voting and dispositive power with respect to the shares of common stock issuable is exercised by NB Alternatives Advisers LLC. The address for NB Alternatives Advisers LLC is 325 N. Saint Paul Street, Suite 4900, Dallas, TX 75201.

(7)
Consists of 2,426,503 shares of common stock issuable upon exercise of warrants issued or issuable pursuant to the Credit Agreement. The warrants are directly held by McLaren Harbor, LLC, which is controlled directly or indirectly by each of CL VI Ventures Offshore, L.P., Castlelake VI GP, L.P., Castlelake, L.P., Rory O’Neill, and Evan Carruthers. The address for each such person is 250 Nicollet Mall Suite 900, Minneapolis, MN 55401.

In addition, we may name additional Selling Securityholders from time to time. Information about such additional Selling Securityholders, including their identities and the securities to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024.

PLAN OF DISTRIBUTION
The Selling Securityholders (as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer), may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	one or more underwritten offerings;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement.

LEGAL MATTERS
The validity of the common stock to be issued upon exercise of the warrants offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Oportun Financial Corporation as of December 31, 2023 and 2022, and for the years then ended, incorporated by reference in this prospectus, and the effectiveness of Oportun Financial Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.oportun.com. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024;
•	Our Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on April 29, 2024;
•	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on May 10, 2024, August 9, 2024, and November 12, 2024, respectively;
•
Our Current Reports on Form 8-K (other than information furnished rather than filed) filed on February 5, 2024, February 14, 2024, March 14, 2024, April 22, 2024, May 22, 2024, June 28, 2024, August 8, 2024, September 3, 2024, September 26, 2024, October 29, 2024, November 7, 2024, November 12, 2024, November 15, 2024, and November 22, 2024; and

•
The description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on September 16, 2019, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Oportun Financial Corporation
2 Circle Star Way
San Carlos, California 94070
Attn: Investor Relations
(650) 810-8823

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

Amount to be Paid
SEC registration fee	$2,867.96
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and miscellaneous expenses	*
Total	$2,867.96

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
The registrant’s amended and restated certificate of incorporation contains provisions that limit the liability of the registrant’s directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, the registrant’s directors will not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•	any breach of their duty of loyalty to the registrant or its stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.
Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the registrant’s directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, the registrant’s amended and restated bylaws provide that the registrant will indemnify its directors and officers, and may indemnify its employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. The registrant’s amended and restated bylaws will also provide that the registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, the registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the registrant to advance all expenses reasonably and actually incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions in the registrant’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements that the registrant has entered into with its directors and executive officers may discourage stockholders from bringing a lawsuit against the registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the registrant’s directors and executive officers, even though an action, if successful, might benefit the registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the registrant is not aware of any pending litigation or proceeding involving any person who is or was one of the registrant’s directors or officers, or is or was one of the registrant’s directors or officers serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
The registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to the registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the registrant with respect to payments that may be made by the registrant to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.
Certain of the registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the registrant’s board of directors.
Item 16.	Exhibits

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation	8-K	001-39050	3.1	9/30/2019
3.2	Amended and Restated Bylaws of Oportun Financial Corporation.	8-K	001-39050	3.1	10/11/2023
4.1	Form of Common Stock Certificate	S-1/A	333-232685	4.1	9/16/2019
4.2	Form of Warrant	8-K	001-39050	4.1	11/15/2024
4.3	Registration Rights Agreement, dated as of November 14, 2024, by and among Oportun Financial Corporation, McLaren Harbor LLC and the affiliates of Neuberger party thereto	8-K	001-39050	4.2	11/15/2024
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					x
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					x
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement)					x
24.1	Power of Attorney (included on the signature page to this Registration Statement)					x
99.1	Credit Agreement, dated as of October 23, 2024, by and among Oportun Financial Corporation, Oportun, Inc., Wilmington Savings Fund Society, FSB, and the Lenders party thereto*^	8-K	001-39050	10.1	10/29/2024
107	Filing Fee Table					x

*
Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

^
Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K by means of marking such portions with asterisks because the registrant has determined that the information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on December 20, 2024.

OPORTUN FINANCIAL CORPORATION

By:	/s/ Raul Vazquez
Raul Vazquez
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Raul Vazquez, Jonathan Coblentz, and Kathleen Layton, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Raul Vazquez	Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2024
Raul Vazquez

/s/ Jonathan Coblentz	Chief Financial Officer (Principal Financial Officer)	December 20, 2024
Jonathan Coblentz

/s/ Casey Mueller	Global Controller & Principal Accounting Officer (Principal Accounting Officer)	December 20, 2024
Casey Mueller

/s/ R. Neil Williams	Lead Independent Director	December 20, 2024
R. Neil Williams

/s/ Jo Ann Barefoot	Director	December 20, 2024
Jo Ann Barefoot

/s/ Mohit Daswani	Director	December 20, 2024
Mohit Daswani

/s/ Ginny Lee	Director	December 20, 2024
Ginny Lee

/s/ Carlos Minetti	Director	December 20, 2024
Carlos Minetti

/s/ Louis P. Miramontes	Director	December 20, 2024
Louis P. Miramontes

/s/ Scott Parker	Director	December 20, 2024
Scott Parker

/s/ Sandy Smith	Director	December 20, 2024
Sandy Smith

/s/ Richard Tambor	Director	December 20, 2024
Richard Tambor